EX-99.j.3.

POWER OF ATTORNEY

The undersigned in his capacity as a Trustee of the Olstein Funds (the “Registrant”), does hereby appoint Robert A. Olstein and Erik K. Olstein, and each of them, or jointly his true and lawful attorney and agent to execute in his name, place and stead (in such capacity) any and all post-effective amendments to the Registration Statement and all instruments necessary or desirable in connection therewith, to attest the seal of the Registrant thereon and to file the same  with the U.S. Securities and Exchange Commission.  Each of said attorneys and agents have power and authority to do and perform in the name and on behalf of each of the undersigned, in any and all capacities, every act whatsoever necessary or advisable to be done in the premises as fully and to all intents and purposes as the undersigned might or could do in person, hereby ratifying and approving the act of said attorneys and agents and each of them.

Signature	Title	Date
/s/ Daniel G. Nelson Daniel G. Nelson	Trustee	October 10, 2014